Exhibit 99.1

Resolute Energy Corporation Appoints Three New Directors and Announces Intention to Declassify its Board

New Directors Added from Goff Capital, RR Advisors, and Monarch Alternative Capital

Announces Settlement Agreement with Monarch Alternative Capital LP

DENVER, May 15, 2018 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) today announced that it has appointed three new outside directors, determined to seek stockholder approval of a proposal to declassify its Board of Directors and reached a settlement with Monarch Alternative Capital LP.

In addition, as part of its ongoing effort to enhance stockholder value, the expanded Resolute Board will promptly conduct an in-depth review, assisted by its financial advisers, Goldman Sachs & Co. LLC and Petrie Partners, LLC, of Resolute’s business plan, competitive positioning and any potential strategic alternatives that will enhance the Company’s goal of creating stockholder value.

The newly appointed directors are Joseph Citarrella, Managing Principal of Monarch Alternative Capital LP; Wilkie Colyer, Principal of Goff Capital, Inc.; and Robert Raymond, founding member and portfolio manager of RR Advisors, LLC d/b/a RCH Energy.  Mr. Citarrella will serve in the director class that will stand again for election in 2019 and Messrs. Colyer and Raymond will serve in the director class that will stand again for election in 2020.  As a result of these appointments, the Board will comprise 11 directors.

Rick Betz, Resolute’s Chief Executive Officer, said, “We are excited to welcome Joe, Wilkie and Rob to the Resolute Board and welcome their input as stockholder representatives.  They each bring independent perspectives and significant expertise in areas critical to the continued success of Resolute.  On behalf of the Board, I look forward to building on the Company’s strong momentum and working together with Joe, Wilkie and Rob as we execute our 2018 operating plan and drive significant production growth.  Furthermore, we believe that the in-depth strategic review will help ensure the Company continues to consider all avenues to further enhance stockholder value.”

Joseph Citarrella, Managing Principal of Monarch Alternative Capital LP, said, “As long-term investors of Resolute, we are pleased to have worked constructively with Resolute’s Board and management to reach this agreement.  We have seen the successful transformation of Resolute into a pure play Permian basin operator and believe there is still significant upside potential from here.  I look forward to participating in the strategic review to be launched by the newly expanded Board.  We also welcome the proposed de-classification of the Board, bringing Resolute in line with an important corporate governance best practice.”

Resolute’s directors are currently divided into three classes, with the members of each class serving staggered three-year terms.  At its 2018 Annual Meeting, the Company will seek stockholder approval to amend Resolute’s certificate of incorporation to provide for the declassification of the Board.  If approved by the Company’s stockholders at the 2018 Annual Meeting, each director elected at the 2018 Annual Meeting and each director elected at each future annual meeting will be elected for a one-year term such that commencing with the 2020 Annual Meeting, all directors standing for election at such meeting will be elected for one-year terms.

“Resolute is committed to taking actions that address stockholder feedback and are in the best interests of the Company and all of its stockholders.  To that end, and following extensive engagement with stockholders, we decided to make certain changes to enhance the Company’s governance.  Today’s actions demonstrate our commitment to strong corporate governance and Board refreshment,” Betz commented.

Monarch Energy Holdings LLC and Monarch Alternative Capital LP, currently own approximately 9.5% of the Company’s outstanding shares.  Under the terms of the settlement agreement, Monarch will withdraw its nominations for directors at the 2018 Annual Meeting, vote its shares in favor of all of the Board’s nominees at the 2018 Annual Meeting and abide by customary standstill provisions and voting commitments.  The complete agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”).

Goldman Sachs & Co. LLC and Petrie Partners, LLC served as financial advisors to the Company.  Arnold & Porter and Wachtell, Lipton, Rosen & Katz served as legal counsel to the Company.  Willkie Farr & Gallagher LLP served as legal counsel to Monarch Alternative Capital LP.

About Joseph Citarrella

Joseph Citarrella is a Managing Principal at Monarch Alternative Capital LP (“Monarch”).  In addition to his investment responsibilities at Monarch, Mr. Citarrella has served since August 2017 as non-executive Chairman of the Board of Vanguard Natural Resources, Inc., a Houston-based independent oil and gas company.  Prior to joining Monarch in May 2012, Mr. Citarrella was an Associate at Goldman Sachs in the Global Investment Research group, covering the integrated oil, exploration and production, and refining sectors. Mr. Citarrella received a B.A. in Economics from Yale University.

About Wilkie Colyer

Wilkie Colyer is a Principal for Goff Capital, Inc. ("Goff Capital"), the family office of John C. Goff, and Senior Vice President, Investments of Goff Focused Strategies LLC (“GFS”), an exempt reporting advisor with the SEC.  Goff Capital and private funds advised by GFS hold more than 7% of the Company's common stock.  Since joining Goff Capital in 2007, Mr. Colyer has been responsible for all energy investing for Goff Capital and GFS and has held a material role in public and private investments in sectors including financial services and real estate, among others.  Mr. Colyer has served on the board of directors of Mid-Con Energy Partners, LP since 2017.  Mr. Colyer received a Bachelor of Arts in Economics from the University of Texas at Austin.  Mr. Colyer holds the Chartered Financial Analyst ("CFA") designation and is a member of the CFA Society of Dallas-Fort Worth.

About Robert Raymond

Robert Raymond is the founding member and portfolio manager of RR Advisors, LLC d/b/a RCH Energy which acts as the Registered Investment Advisor (RIA) to a series of private investment partnerships and separately managed accounts.  RR Advisors, LLC was founded in 2004 in partnership with Trammell Crow Interests Company, d/b/a Crow Family Holdings, and its affiliates (collectively, “Crow Family Holdings”), a family office headquartered in Dallas, TX.  Mr. Raymond joined Crow Family Holdings in May of 1994 and subsequently built and managed their energy investment program from 1996-2004.  Mr. Raymond is a founding member and advisory board member of IOG Capital, LP, an independent board member of Navitas Midstream, LLC, Decisions Sciences International Corporation, Streamline Chemical Corporation, V EYE P, LLC and a board member of the Episcopal School of Dallas.  Mr. Raymond is involved in several private investment activities related to the oil and gas industry including the oilfield services sector, minerals, royalties and specialized technology applications.  Mr. Raymond graduated from the University of Wisconsin in 1994 with a Bachelor of Arts Degree in Economics.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition and development of unconventional oil and gas properties in the Delaware Basin portion of the Permian Basin of west Texas. For more information, visit www.resoluteenergy.com. The Company’s common stock is traded on the NYSE under the ticker symbol “REN.”

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements; however the absence of these words does not mean the statements are not forward-looking.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review “Cautionary Note Regarding Forward Looking Statements” and “Item 1A - Risk Factors” and all other disclosures appearing in the Company’s Form 10-K and Form 10-K/A for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Q and subsequent filings with the SEC for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600, extension 1555

hbjuengling@resoluteenergy.com

Additional Media Contacts:

Andrew Siegel or Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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